EXHIBIT (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Management Series:

We consent to the use of our report, incorporated by reference herein, dated February 21, 2019, with respect to the financial statements of Calvert Responsible Municipal Income Fund, a series of Calvert Management Series, as of December 31, 2018, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 26, 2019